Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT: Investor Relations 703-742-5393 InvestorRelations@quadramed.com

QUADRAMED TO ANNOUNCE 2005 RESULTS ON MARCH 15, 2006

RESTON, VA – (March 7, 2006) – QuadraMed® Corporation (Amex: QD) announced today that it expects to release its 2005 financial results on Wednesday, March 15, 2006. Management will review these results in an investment community conference call on Wednesday, March 15, 2006 at 4:00 PM Eastern (1:00 PM Pacific). To ensure fair dissemination of information, management will not answer any questions regarding QuadraMed’s results until after the conference call on March 15th. A brief question and answer period will follow management’s presentation.

The dial-in number for the conference call is 800-946-0720 domestic and 719-457-2646 international. Callers should dial in by 3:45 PM Eastern (12:45 PM Pacific) to register. The call will also be webcast live and available to the public via the Investor Relations section of QuadraMed’s webpage at www.quadramed.com. Please note that the webcast is listen-only. Listeners should access the website at 3:45 PM Eastern (12:45 PM Pacific) to register and to download and install any necessary audio software. Webcast replays will be available shortly after the live call is completed.

About QuadraMed Corporation

QuadraMed Corporation advances the success of healthcare organizations through IT solutions that leverage quality care into positive financial outcomes. Using QuadraMed’s end to end solutions to optimize the patient experience and leverage quality of care into payment, our clients receive the proper reimbursement, in the shortest time, at the lowest administrative cost. Behind our products and services is a staff of approximately 600 professionals whose experience and dedication to service have earned QuadraMed the trust and loyalty of customers at approximately 2,000 healthcare provider facilities. To find out more about QuadraMed, visit www.quadramed.com.

Cautionary Statement on Risks Associated with QuadraMed’s Forward-Looking Statements

This press release contains forward-looking statements by QuadraMed within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “should,” “could,” and similar expressions are intended to identify such statements. Forward-looking statements are not guarantees of future performance and are to be interpreted only as of the date on which they are made. QuadraMed undertakes no obligation to update or revise any forward-looking statement except as required by law. QuadraMed advises investors that it discusses risk factors and uncertainties that could cause QuadraMed’s actual results to differ from forward-looking statements in its periodic reports filed with the Securities and Exchange Commission (“SEC”).

QuadraMed’s SEC filings can be accessed through the Investor Relations section of our website, www.quadramed.com, or through the SEC’s EDGAR Database at www.sec.gov (QuadraMed has EDGAR CIK No. 0001018833).

QuadraMed is a registered trademark of QuadraMed Corporation. All other trademarks are the property of their respective holders.

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